EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Frank Leslie

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3913

(Name, address and telephone number of agent for service)

Sensus Metering Systems Inc.

(Issuer with respect to the Securities)

Delaware	43-2036056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road Raleigh, North Carolina	27615
(Address of Principal Executive Offices)	(Zip Code)

8 5/8% Senior Subordinated Notes due 2013

(Title of the Indenture Securities)

Sensus Metering Systems Inc.

Table of Additional Registrants

Name	State of Incorporation/ Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.

Sensus Metering Systems (Bermuda 2) Ltd.	Bermuda	3824	98-0413362
Sensus Metering Systems IP Holdings, Inc.	Delaware	6719	43-2036054
Sensus Precision Die Casting, Inc.	Delaware	3363	61-1154640
Sensus Metering Systems – North America Inc.	Delaware	3824	25-1593089
Smith-Blair, Inc.	Delaware	3321	71-0674021
Sensus Metering Headquarters Corp.	Delaware	3363	25-1627035
M&FC Holding, LLC	Delaware	6719	25-1595706

The address, including zip code, of the principal offices of the additional registrants listed above is: 8601 Six Forks Road, Raleigh, NC 27615 and the telephone number, including area code, of such additional registrants at that address is (919) 870-3216.

FORM T-1

Item 1.                                   GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)              Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee.*

2.               A copy of the certificate of authority of the Trustee to commence business.*

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.               A copy of the existing bylaws of the Trustee.*

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.               Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 7th of May, 2004.

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Frank P. Leslie III
Frank P. Leslie III
Vice President

By:	/s/ Richard H. Prokosch
Richard H. Prokosch
Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  May 7, 2004

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Frank P. Leslie III
Frank P. Leslie III
Vice President

By:	/s/ Richard H. Prokosch
Richard H. Prokosch
Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,585,353
Loans & Lease Financing Receivables	114,718,888
Fixed Assets	1,911,662
Intangible Assets	10,254,736
Other Assets	8,093,654
Total Assets	$189,159,050

Liabilities
Deposits	$128,249,183
Fed Funds	5,098,404
Treasury Demand Notes	3,585,132
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011
Total Liabilities	$170,060,720

Equity
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,400,138
Total Equity Capital	$19,098,330

Total Liabilities and Equity Capital	$189,159,050

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Frank P. Leslie III
Vice President

Date: May 7, 2004

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